Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real San Diego, California 92130 o: 858.350.2300 f: 858.350.2399
February 6, 2026
SpyGlass Pharma, Inc.
27061 Aliso Creek Rd., Suite 100
Aliso Viejo, California 92656
Re:     Registration Statement on Form S-8
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by SpyGlass Pharma, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 7,756,513 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”), consisting of: (i) 2,804,016 shares of Common Stock reserved for issuance pursuant to the 2026 Equity Incentive Plan, (ii) 1,312,044 shares of Common Stock that are subject to currently outstanding options under the 2026 Equity Incentive Plan, (iii) 334,266 shares of Common Stock reserved for issuance pursuant to the 2026 Employee Stock Purchase Plan, and (iv) 3,306,187 shares of Common Stock that are subject to currently outstanding options under the Amended and Restated 2019 Equity Incentive Plan (which plans are referred to herein as the “Plans”).
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner described in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.
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AUSTIN        BOSTON        BOULDER        BRUSSELS        CENTURY CITY        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO
SALT LAKE CITY        SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours, WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C
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